UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 17, 2026

FUNCTIONAL BRANDS INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-42936	85-4094332
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6400 SW Rosewood Street

Lake Oswego, Oregon 97035

(Address of Principal Executive Offices) (Zip Code)

(Registrant’s Telephone Number, Including Area Code): (800) 245-8282

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value share	MEHA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a) Resignation of Board Member; Transition of Chief Financial Officer.

On May 17, 2026, Tariq Rahim submitted his letter of resignation as a member of the Board of Directors (“Board”) of Functional Brands Inc. (the “Company”), effective immediately. Effective May 18, 2026, Mr. Rahim also ceased serving as the Company’s Chief Financial Officer and transitioned to the role of Vice President, Finance, a non-executive officer position.

Mr. Rahim’s resignation from the Board and transition from Chief Financial Officer to Vice President, Finance, was not the result of any disagreement with the Company regarding its operations, policies or practices, including any matter relating to the Company’s financial reporting or accounting practices.

A copy of Mr. Rahim’s resignation letter relating to his resignation from the Board is filed as Exhibit 17.1 to this Current Report on Form 8-K.

(b) Appointment of New Chief Financial Officer and Board Member.

In connection with Mr. Rahim’s resignation from the Board and transition from his Chief Financial Officer role, effective May 18, 2026, David R. Wells was appointed as a member of the Company’s Board and as the Chief Financial Officer, Principal Financial Officer and Principal Accounting Officer of the Company pursuant to a unanimous written consent approved by the Board on May 19, 2026.

David R. Wells (age 63). Since December 2022, David R. Wells has served as a director of HeartSciences, Inc., a publicly traded healthcare information technology company. From August 2023 to May 2025, Mr. Wells served as the Chief Financial Officer of Envoy Medical, Inc., a publicly traded medical device company in the hearing health space. Also, Mr. Wells is a partner of Atlas Bookkeeping, LLC, a technology-based financial services firm providing bookkeeping and reporting for emerging growth and small cap public and privately held companies, which he founded in October 2022. Prior to that, Mr. Wells served as the Chief Financial Officer of GHS Investments, LLC, a privately held “super value” fund focused on small to mid-cap companies, from June 2021 to September 2022, and served as the Chief Financial Officer of ENDRA Life Sciences Inc., a publicly traded clinical diagnostics technology company, initially on an interim basis beginning in May 2014, and on a continuing basis beginning in 2017 until June 2021. Mr. Wells was the founder of Wells Compliance Group, a technology-based services firm supporting the financial reporting needs of publicly traded companies and privately held firms whose investor or shareholder base required timely GAAP-compliant financial reporting. During his time at StoryCorp Consulting, Inc. (d/b/a/ Wells Compliance Group) from September 2009 to June 2021, Mr. Wells consulted with several emerging growth publicly traded companies. He possesses over 30 years of experience in finance, operations and administrative positions. Mr. Wells holds an MBA from Pepperdine University and a BS in Finance and Entrepreneurship from Seattle Pacific University.

(c) Compensatory Arrangements of Certain Officers.

The Company has not entered into any material plan, contract or arrangement with Mr. Wells in connection with his appointment at this time. To the extent any such material compensatory arrangement is entered into or becomes determined following the filing of this Current Report on Form 8-K, the Company will file an amendment to this Current Report on Form 8-K disclosing such information to the extent required by applicable SEC rules and regulations.

There are no family relationships between Mr. Wells and any director or executive officer of the Company, and there are no transactions involving Mr. Wells (or any member of his immediate family) requiring disclosure under Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
17.1	Letter of Resignation of Tariq Rahim, dated May 17, 2026
104	Cover Page Interactive Data File (Embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 20, 2026	FUNCTIONAL BRANDS INC.

	By:	/s/ Eric Gripentrog
	Name:	Eric Gripentrog
	Title:	Chief Executive Officer

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